Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet combines the historical audited balance sheets of Aldabra and BPP as of December 31, 2007, giving effect to the Acquisition and the Debt Financing as if they had occurred on December 31, 2007.

The following unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2007, combines the audited historical statement of income of Aldabra from February 1, 2007 (date of inception) through December 31, 2007, and the audited historical statement of income of BPP for the year ended December 31, 2007. This pro forma income statement gives effect to the Acquisition and the Debt Financing as if they had occurred on January 1, 2007.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the transaction, are factually supportable and, in the case of the pro forma income statements, have a recurring impact.

The Acquisition will be accounted for under the purchase method of accounting. The purchase price allocation has not been finalized and is subject to change based upon recording actual transaction costs, finalization of working capital adjustments, completion of appraisals of tangible and intangible assets of the acquired BPP business, and an analysis of the applicability of EITF Issue No. 88-16, Basis in Leveraged Buyout Transactions.

This information is provided to aid you in your analysis of the financial aspects of the transaction. The unaudited pro forma condensed consolidated financial statements described above should be read in conjunction with the historical financial statements of Aldabra and BPP and the related notes. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations, that may have actually occurred had the transaction taken place on the dates noted, or the future financial position or operating results of the combined company.

Unaudited Pro Forma Condensed Consolidated Balance Sheet As Of December 31, 2007

	Aldabra	Boise Paper Products	Pro Forma Adjustments		Pro Forma
		(dollars in thousands)
ASSETS

Current
Cash	$186	$8	$403,989	(a)	$39,780
			(120,251	)(b)
			(1,252,449	)(c)
			1,065,700	(d)
			(12,420	)(e)
			(82,983	)(f)
			38,000	(g)
Cash held in trust	403,989	—	(403,989	)(a)	—
Receivables
Trade, less allowances	—	181,799	—	(h)	181,799
Related parties	—	36,452	—		36,452
Other	—	10,224	—		10,224
Inventories	—	324,679	4,797	(i)	329,476
Other	59	6,936	—		6,995
	404,234	560,098	(359,606)		604,726

Property
Property and equipment, net	—	1,192,344	123,178	(j)	1,315,522
Fiber farms and deposits	—	17,843	—	(j)	17,843
	—	1,210,187	123,178		1,333,365

Deferred financing costs	—	—	82,983	(f)	82,983
Goodwill	—	42,218	(42,218	)(k)	—
Intangible assets	—	23,967	(477	)(l)	23,490
Deferred tax asset	85	—	—	(m)	85
Other assets	3,293	9,242	—		12,535

Total assets	$407,612	$1,845,712	$(196,140)		$2,057,184

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements, which are an integral part of these statements.

Unaudited Pro Forma Condensed Consolidated Balance Sheet As Of December 31, 2007

	Aldabra	Boise Paper Products	Pro Forma Adjustments		Pro Forma
		(dollars in thousands)
LIABILITIES AND CAPITAL

Current portion of long-term debt	$—	$—	$11,000	(d)	$11,000
Accounts payable
Trade	1,015	178,686	—		179,701
Related parties	—	299	—		299
Accrued liabilities
Compensation and benefits	—	53,573	—		53,573
Taxes payable	1,280	306	—		1,586
Other	—	16,716	—		16,716
Deferred underwriting fees	12,420	—	(12,420	)(e)	—
	14,715	249,580	(1,420)		262,875

Debt
Long-term debt, less current portion	—	—	1,054,700	(d)	1,054,700
Note payable to related party	—	—	38,220	(n)	38,220
	—	—	1,092,920		1,092,920

Other
Deferred income taxes	—	896	—	(m)	896
Compensation and benefits	—	6,030	45,992	(o)	52,022
Other long-term liabilities	—	29,427	—		29,427
	—	36,353	45,992		82,345

Common stock subject to possible conversion	159,760	—	(120,251	)(b)	—
(16,155,860 shares)			(39,509	)(p)

Commitments and contingent liabilties

Capital
Net equity transactions with related party	—	1,559,774	(1,252,449	)(q)	—
			(307,330	)(q)

Common stock par $.0001 par value, 51,750,000 shares outstanding	5	—	4	(c)	9
Additional paid-in capital	227,640	—	310,231	(c)	613,543
			21,331	(c)
			14,832	(r)
			39,509	(p)

Income accumulated during development stage (retained earnings)	5,492	—	—		5,492

Total capital	233,137	1,559,779	(1,173,872)		619,044

Total liabilities and capital	$407,612	$1,845,712	$(196,140)		$2,057,184

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements, which are an integral part of these statements.

Unaudited Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 2007

	Aldabra	Boise Paper Products	Pro Forma Adjustments		Pro Forma
		(dollars in thousands)
Sales
Trade	$—	$1,636,605	$—		$1,636,605
Related parties	—	695,998	—		695,998
	—	2,332,603	—		2,332,603
Costs and expenses
Materials, labor and other operating expenses	—	1,948,230	—		1,948,230

Fiber costs from related parties	—	39,352	—		39,352
Depreciation, amortization, and depletion	—	84,649	53,594	(a)	138,394
			151	(b)
Selling and distribution expenses	—	59,488	—		59,488
General and administrative expenses	340	44,549	—	(c)	44,889
Other (income) expense, net	—	(4,142)	—		(4,142)
	340	2,172,126	53,745		2,226,211

Income (loss) from operations	(340)	160,477	(53,745)		106,392

Foreign exchange gain	—	1,184	—		1,184
Interest expense	—	—	(90,607	)(d)	(110,231
			(6,020	)(d)
			(13,604	)(e)

Interest income	10,422	697	—		11,119
	10,422	1,881	(110,231)		(97,928)

Income before income taxes	10,082	162,358	(163,976)		8,464
Income tax provision	(4,590)	(2,767)	3,777	(f)	(3,580)

Net income	$5,492	$159,591	$(160,199)		$4,884

Earnings per share:
Basic	$0.16				$0.06
Diluted					$0.06

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements, which are an integral part of these statements.

1.                                      Calculation of Purchase Price

At the closing of the Acquisition, Aldabra delivered cash and securities equal to a base purchase price of $1.611 billion plus an incremental amount equal to the sum of (i) the Paper Group’s cash and cash equivalents, (ii) plus or minus the amount by which BPP’s paper and packaging and newsprint businesses’ net working capital was greater or less than $329 million, and (iii) plus the amount by which Aldabra’s net working capital was less than $404.4 million.

Because the paper and packaging and newsprint businesses’ working capital balances are subject to seasonality, in the sources and uses table disclosed in Note 2 and the unaudited condensed consolidated pro forma financial statements, we did not use the December 31, 2007, working capital balances to adjust for any amount by which we expect net working capital to be greater or less than $329 million. Because of seasonality, any such adjustment would not be representative of the working capital adjustment on the closing date. The unaudited condensed consolidated pro forma financial statements do, however, include a $14.8 million Aldabra purchase price adjustment based on Aldabra’s expected net working capital being less than $404.4 million, which would increase the purchase price by $14.8 million.

2.                                      Sources and Uses

The following table reflects the sources and uses related to the Acquisition (dollars in millions):

Sources

Cash in trust held for payment to Aldabra stockholders that exercised their conversion rights	$120	(1)

Aldabra cash	271	(2)
Cash proceeds from new debt , net of issuance fees	1,008
Subordinated note payable to the Seller	38	(3)

Non-equity consideration	1,317
Contributed cash by the Seller	(38	)(4)
Net non-equity consideration	1,279

Equity consideration	332	(5)

Purchase price before working capital adjustments and new debt issuance fees	1,611

Aldabra’s working capital adjustment paid with equity consideration	15	(3)

Debt issuance fees payable from proceeds of new debt	57

Total purchase price after Aldabra working capital adjustment and new debt issuance fees, net of contributed cash	$1,683

Uses

Cash paid to Aldabra shareholders that exercised their conversion rights	$120

Cash paid to the Seller	1,253
Subordinated note payable to the Seller	38

Cash paid to the Seller for financing and other fees	26
Total paid	1,317
Contributed cash by the Seller	(38)
Net amount paid	1,279

Equity consideration	332

Purchase price before working capital adjustments and new debt issuance fees	1,611

Aldabra’s working capital adjustment paid with equity consideration	15

New debt issuance fees	57

Total purchase price after Aldabra working capital adjustment and new debt issuance fees, net of contributed cash	$1,683

(1)                                  To reflect the cash payment to the Aldabra stockholders that elect to exercise their conversion rights for their pro rata interest in the trust fund.

(2)                                  Calculated based on $404.4 million of cash available at closing, less $120.3 million of cash payments to Aldabra stockholders that elect to exercise their conversion rights for their pro rata interest in the trust fund, less $12.4 million to pay the deferred underwriting fees related to Aldabra’s initial public offering, as well as other transaction-related expenses incurred.

(3)                                  Aldabra paid the non-cash portion of the purchase price in Aldabra stock, valued at the Average Trading Price described in (5) below, but issued a subordinated promissory note in lieu of Aldabra stock to the extent that the issuance of shares caused the Seller to own greater than 49% of Aldabra’s outstanding common stock. These pro forma statements assume the Seller receives $14.8 million of additional equity consideration for Aldabra’s working capital adjustment and holds a subordinated promissory note with an outstanding principal balance of $38.2 million to fund the base purchase price. The $38.2 million principal balance represents an estimate of the principal balance of the note at the time these pro forma financial statements were prepared. The actual amount of the note at closing was $41.0 million and is subject to further adjustment in accordance with the note’s terms. The note will be further adjusted for the amount by which BPP’s paper and packaging and newsprint businesses’ net working capital is greater or less than $329 million.

(4)                                  Immediately prior to the Acquisition, the Seller contributed $38 million of cash to BPP.

(5)                                  The PSA states that the actual price paid per share will equal the average per share closing price of Aldabra common stock for the 20 trading days ending on the third trading day immediately prior to the consummation of the Acquisition. However, since the average per share price of the stock during the 20 trading days was below the $9.54 floor provided in the purchase agreement, we determined a new measurement date in accordance with Issue No. 2 of EITF 99-12, Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination. We calculated a $9.15 average price per share based on a reasonable period before and after the Acquisition measurement date.

3.                                      Purchase Price Allocation

The allocation of the purchase price is estimated to be as follows (dollars in millions):

Current assets	$567
Property and equipment	1,316
Fiber farms and deposits	18
Intangible assets	23
Deferred financing costs	83
Other assets	9
Current liabilities	(250)
Long-term liabilities	(83)
Total purchase price	$1,683

The purchase price allocation is preliminary. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed. The purchase price allocation will remain preliminary until we complete a third-party valuation and determine these fair values, determine actual transaction costs, finalize working capital adjustments, and complete our analysis of the applicability of EITF Issue No. 88-16. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the preliminary amounts presented in the unaudited pro forma condensed consolidated financial statements. See Note 4j for the estimated useful lives of the assets acquired.

4.                                      Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

a.                                     to record the reclassification from “cash held in trust” to “cash;”

b.                                    to reflect the cash payment to Aldabra stockholders (that elect to exercise their conversion rights) for their pro rata interest in the trust fund;

c.                                     to record cash paid to Seller before the debt financing and other expenses (discussed in Note f below) and $331.6 million of equity consideration issued for the Acquisition;

d.                                      to record the receipt of $1,065.7 million of third-party debt and $38.2 million of debt payable to the Seller as follows (dollars in millions):

Principal
Revolving credit facility	$80.0
Term loan A	250.0
Term loan B	475.0
Second lien facility	260.7
1,065.7
Less: current portion of long-term debt (1)	(11.0)
1,054.7
Note payable to related party	38.2
Long-term debt, less current portion	$1,092.9

(1)                                Reflects the current portion of long-term debt per the debt amortization schedules.

e.                                     to reflect the payment of underwriting fees related to Aldabra’s initial public offering. These underwriting fees became payable when the Acquisition was completed;

f.                                       to record deferred financing costs, issuance fees, and other expenses paid by Aldabra in connection with the Acquisition;

g.                                    to reflect $38 million of cash the Seller contributed to BPP immediately prior to the Acquisition;

h.                                    to continue to reflect receivables at book value carried on BPP’s books, which are estimated to approximate fair value;

i.                                        to adjust to reflect estimated fair market value, less cost to sell;

j.                                         to adjust property and equipment and fiber farms and deposits values to BPP management’s best estimate of fair value. The average remaining useful lives of the property and equipment is expected to be approximately 11 years;

k.                                      to eliminate previously recorded goodwill. We have not allocated any amounts related to the Acquisition to goodwill, pending completion of a third-party valuation;

l.                                        to record the estimated fair value of intangible assets based on BPP management’s estimate, pending completion of a third-party valuation as follows (dollars in millions):

Description	Amount	Amortization Period
Trade names and trademarks	$6.8	—
Customer realtionships	11.4	5 years
Technology	5.3	3 to 5 years
	$23.5

m.                                  to account for the Acquisition using the purchase method of accounting. For tax purposes,  BPP will also allocate the fair market value to these assets on the Acquisition date. The values assigned are not expected to differ for financial reporting or tax purposes. As a result, at December 31, 2007, there is no adjustment to deferred tax assets or liabilities recorded on the balance sheet.

n.                                    to reflect the issuance of a subordinated note payable to Seller in lieu of Aldabra stock so that the Seller’s equity ownership in Aldabra does not exceed 49%;

o.                                    to record estimated pension liabilities assumed in the Acquisition, pending completion of an actuarial review;

p.                                    to reclassify $39.5 million of common stock that was not redeemed to permanent equity;

q.                                    to eliminate BPP’s equity balances;

r.                                       to issue $14.8 million of equity to the Seller for the amount that Aldabra’s net working capital is less than $404.4 million.

5.                                    Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Income

a.                                     to increase depreciation and amortization expenses approximately $13.3 million as a result of increasing the value of property and equipment as part of the purchase price allocation and $41.8 million for depreciation and amortization related to the assets BPP stopped depreciating in September 2007 as a result of classifying them as “held for sale.”

b.                                    to increase amortization expense as a result of a change in the nature and terms of intangible assets as part of the purchase price allocation;

c.                                     the total annual corporate and other segment EBITDA losses (including transportation, finance, accounting, legal, information technology, and the human resource functions) estimated for running BPP as a stand-alone entity is approximately $18 million per year. After taking the gains related to changes in retiree healthcare programs into consideration, the BPP financial statements reflect approximately $10 million of these EBITDA losses. Had BPP operated on a stand-alone basis, we estimate that our corporate and other segment EBITDA losses would have increased approximately $6 million to $8 million for the year ended December 31, 2007, over the amounts included in the consolidated financial statements for BPP. However, since these costs are estimates and not currently factually supportable, they have not been included as pro forma adjustments;

d.                                    to record interest expense, excluding amortization of deferred financing costs, as follows (dollars in millions):

	Principal	Interest	Interest
	Amount	Rate	Expense

Revolving credit facility	$80.0	6.32%	$5.1
Term loan A	250.0	6.32%	15.8
Term loan B	475.0	7.50%	35.6
Second lien facility	260.7	12.50%	32.6
Note payable to related party	38.2	15.75%	6.0
	$1,103.9

Interest, excluding amortization of deferred financing costs			95.1

Ongoing fees on credit facilities			1.6

Total interest expense			96.7
Interest on note payable to related party (2)			(6.0)
Total cash interest expense			$90.7

Increase in interest expense
if rates on variable rate debt increased by 25 basis points			$2.7

(1)                                  The interest rates for the revolving credit facility and the Term loan A are based on LIBOR of 3.07% as of February 15, 2007, plus 3.25%. The interest rate for the Term loan B is based on the greater of LIBOR or a 4% LIBOR floor plus 3.5% and the interest rate for the second lien facility is based on the greater of LIBOR or a 5.5% LIBOR floor plus 7.0%.

(2)                                  Interest on the note payable to related party that is not paid in cash will accumulate and be added to the principal amount outstanding on the note. This assumes the interest is paid-in-kind.

e.                                     to record amortization of deferred financing costs;

f.                                       to reflect the recording of an income tax provision at a 42.3% effective tax rate.

6.                                    Pro Forma Income Per Share

Pro forma income per share was calculated by dividing pro forma net income by the weighted average number of shares as follows, assuming Aldabra’s initial public offering occurred on January 1, 2007.

Year Ended
December 31, 2007

Aldabra	39,402,573
Seller	37,857,374
Pro forma weighted average shares - basic	77,259,947
Incremental shares on exercise of warrants	10,137,705
Pro forma weighted average shares - diluted	87,397,652

For purposes of the pro forma per share calculation, we assumed the stockholders that exercised their conversion rights exercised the rights January 1, 2007.